Exhibit 10.71
IRREVOCABLE PROXY
     The undersigned, on behalf of himself individually (“Mariano”) and Steven M. Mariano Revocable Trust (“Mariano Trust”), pursuant to and subject to Ullico Inc., a Maryland corporation (“Ullico”), securing a loan to Patriot Risk Management, Inc. (formerly known as SunCoast Holdings, Inc.), a Delaware corporation and sole shareholder of PRS Group and GIGI (as each is defined herein) (“PRM”), PRS Group, Inc. (formerly known as Patriot Risk Management, Inc.), a Delaware corporation and sole shareholder of Patriot RS and Patriot FL (as each is defined herein) (“PRS Group”), Guarantee Insurance Group, Inc. (formerly known as Brandywine Insurance Holdings, Inc.), a Delaware corporation (“GIGI”), Patriot Risk Services, Inc., a Delaware corporation (“Patriot RS”), Patriot Risk Management of Florida, Inc., a Delaware corporation (“Patriot FL”), and SunCoast Capital, Inc., a Delaware corporation (collectively, the “Borrowers”), hereby nominates and appoints Ullico as its true and lawful attorney and proxy (the “Appointee”), with power of substitution to vote upon all of the shares of the undersigned in PRM, standing in the name of himself and Mariano Trust, as applicable, as of the date hereof or hereafter (the “Shares”) at any meetings of the shareholders of PRM upon the uncured default of any of the Borrowers on the aforementioned loan and subject to the terms and conditions of the Stock Pledge Agreement by and between the Borrowers and Ullico of even date herewith. The Appointee is to have all of the powers the undersigned would possess if present personally or otherwise duly represented at any such meetings. In addition, this Irrevocable Proxy entitles the Appointee to also execute any and all consents of shareholders of PRM executed in lieu of the holding of any such shareholder meetings.
     The undersigned hereby affirms that this Irrevocable Proxy is coupled with an interest sufficient under the laws of the State of Delaware to support an irrevocable proxy. Mariano and Mariano Trust hereby ratify and confirm all that the Appointee of this Irrevocable Proxy may lawfully do or cause to be done by virtue of this Irrevocable Proxy. Mariano and Mariano Trust acknowledge and agree that the irrevocable proxy granted to the Appointee by this Irrevocable Proxy shall not terminate by operation of law, whether by bankruptcy, insolvency or the occurrence of any other event.
     Mariano and Mariano Trust further acknowledge and agree that this Irrevocable Proxy relates to all voting rights with respect to the Shares and does not relate to any other rights incident to the ownership of the Shares (including, without limitation, the right of the undersigned to receive dividends and the right to receive the consideration from any sale of the Shares).
     This Irrevocable Proxy is governed by the laws of the State of Delaware without giving effect to any conflict of laws principles therein. Notwithstanding anything herein to the contrary, Appointee acknowledges and agrees that compliance with Florida law and regulatory approval from the Florida Office of Insurance Regulation (“OIR”) shall be required, to the extent applicable, prior to Appointee voting, asserting ownership of or transferring ownership of the Shares (including, without limitation, filing a Form A and having it approved by OIR, to the extent applicable).
[SIGNATURE PAGE FOLLOWS]

     THIS IRREVOCABLE PROXY WILL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE SHARES UNTIL THE INTEREST WITH WHICH IT IS COUPLED IS EXTINGUISHED.

Dated: 12-31-08	/s/ Steven M. Mariano
Steven M. Mariano, on behalf of himself individually and as trustee of the Steven M. Mariano Revocable Trust